Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference into the previously filed registration statements Nos. 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02, 333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147, 333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862, 333-110845, 333-123404, 333-124297, 333-124299, 333-133635, 333-147409, 333-150448 , and 333-156614 of First Horizon National Corporation (the Company) of our reports dated February 26, 2010, with respect to the Company’s consolidated statements of condition as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports are incorporated by reference into the Company’s 2009 Annual Report on Form 10-K.

/s/ KPMG LLP
Memphis, Tennessee
February 26, 2010